Exhibit 3

BY-LAWS

OF

ECOLAB INC.

 (A Delaware corporation)

AS AMENDED THROUGH DECEMBER 6, 2007

ARTICLE I

OFFICES

Section 1.  Registered Office.  The registered office of the Corporation in the State of Delaware shall be at 1209 Orange Street, City of Wilmington, County of New Castle, Delaware.  The name of the resident agent in charge thereof shall be The Corporation Trust Company.

Section 2.  Other Offices.  The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  Meetings of stockholders may be held at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall designate.

Section 2.  Annual Meeting.  An annual meeting of the stockholders of the Corporation for the election of directors by written ballot and for the transaction of such other business as may properly come before the meeting shall be held at such time and on such day of each year as shall be designated by the Board of Directors, the Chairman of the Board, the President or the Secretary.

Section 3.  Notice of Stockholder Nominations of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation of the Corporation.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized Committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred thirty-five (135) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such an anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3.  If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding anything in the third paragraph of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

Section 4.  Notice of Stockholder Proposals of Business.  No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 4.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred thirty-five (135) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.  In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business.  If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 5.  Definition.  For purposes of Sections 3 and 4 of these By-Laws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.”

Section 6.  Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or by the Chairman of the Board, and shall be called by the Chairman of the Board, the President or the Secretary at the written request of the majority of the Board of Directors or at the written request of stockholders owning capital stock having eighty percent (80%) of the voting power of the entire issued and outstanding capital stock of the Corporation.  Such request shall state the purpose or purposes of the proposed meeting.  No business shall be transacted at any special meeting of the stockholders except that stated in the notice of the meeting.

Section 7.  Notice of Meetings.  Written notice stating the place, date and hour of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given not less than twenty (20) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting.  If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such address as appears on the records of the Corporation.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice.

Section 8.  Quorum.  At all meetings of the stockholders the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to constitute a quorum for the transaction of business, except as otherwise provided by statute or in the Restated Certificate of Incorporation.  In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting until the requisite amount of stock shall be present.

Section 9.  Organization and Order of Business.  At each meeting of the stockholders, the Chairman of the Board, or in his absence the President, or in his absence any other person selected by the Board of Directors, shall act as Chairman of the meeting.  The Secretary, or in his absence an Assistant Secretary, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all meetings of the stockholders shall be as determined by the Chairman of the meeting.

Section 10.  Voting.  Except as otherwise provided by statute or by the Restated Certificate of Incorporation, at each meeting of the stockholders each stockholder having the right to vote thereat shall be entitled to (i) one vote for each share of common stock of the Corporation standing in his name on the record of stockholders of the Corporation, and (ii) such voting rights, if any, as are provided in the applicable Certificate of Designation, Preferences and Rights with respect to any series of preferred stock of the Corporation standing in his name on the record of stockholders of the Corporation, in all such instances on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and vote at such meeting; or if no record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given.  Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed or otherwise authorized in accordance with Section 212 of the General Corporation Law of Delaware by such stockholder or his attorney-in-fact.  No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy.  Except as otherwise provided by statute, these By-Laws or the Restated Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.  Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question other than elections need not be by written ballot.  On a vote by written ballot, each ballot shall be signed by the stockholder, his attorney-in-fact, or his proxy if there be such proxy, and shall state the stockholder’s name and the number of shares voted.

Section 11.  Stockholder List.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  This list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 12.  Inspectors.  The Board of Directors may, in advance of any meeting of stockholders, appoint or provide for the appointment of one or more inspectors to act at such meeting or any adjournments thereof.  If the inspector or inspectors shall not be appointed, or if any of them shall fail to appear or act, the Chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  On request of the Chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.  No director or candidate for the office of director shall act as inspector of any election of directors.  Inspectors need not be stockholders of the Corporation.

Section 13.  Adjourned Meetings.  A meeting of stockholders may be adjourned to another time and to another place by either the chairman of the meeting or by the stockholders and proxies present.  When a meeting is adjourned to another time or place, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, if a quorum is present any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 14.  Consent of Stockholders.  Unless otherwise provided in the Restated Certificate of Incorporation, any action required or permitted to be taken at any Annual or Special Meeting of Stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1.  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Restated Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.  Number and Election of Directors.  The number of directors of the Corporation which shall constitute the entire Board of Directors shall be such number as is fixed by the Board of Directors in accordance with the provisions of the Restated Certificate of Incorporation.  Directors shall be elected and shall hold office in accordance with the provisions of the Restated Certificate of Incorporation.  Directors need not be stockholders of the Corporation.

Section 3.  Required Vote for Directors.  A nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for directors set forth in Article II, Section 3, of these By-Laws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders.  For purposes of this By-Law, a majority of votes cast shall mean that the number of shares voted “for” a nominee exceeds fifty percent (50%) of the number of votes cast with respect to such nominee.  Votes cast with respect to a nominee shall include votes to withhold authority and exclude abstentions with respect to such nominee.

Section 4.  Place of Meeting.  The Board of Directors may hold meetings at such place, within or without the State of Delaware, as the Board of Directors or the officer calling the meeting may from time to time determine.

Section 5.  Organization Meeting.  Promptly following the adjournment of the annual meeting of the stockholders, and without other notice than this By-Law, the newly constituted Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, with power to adjourn and re-adjourn.

Section 6.  Meetings.  Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may from time to time determine.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two (2) or more Directors.

Section 7.  Notice of Meetings.  Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.  Notice of the place, date and time of the holding of each special meeting of the Board of Directors, and the purpose or purposes thereof, shall be delivered to each director either personally or by mail, telephone, telegraph, cable, or similar means, three (3) days before the day on which such meeting is to be held, or on such shorter notice as the person or persons calling such meeting deem appropriate in the circumstances.  Such notice shall be deemed to be given at the time it is dispatched by depositing it in the United States mail with postage prepaid, by transmission by telephone, telegraph or cable, or by personal delivery.  Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him.

Section 8.  Quorum and Manner of Acting.  Except as otherwise provided by statute, the Restated Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors a majority of the directors then in office shall constitute a quorum for the transaction of business; provided, however, that if by reason of catastrophe or emergency, a majority of the entire Board is not available or capable of acting, one third (1/3) of the entire Board of Directors, but in any event not less than two (2) directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.  The act of a majority of the directors present at any meeting at which there is a quorum, as herein provided, shall be the act of the Board of Directors except as may be otherwise specifically provided by statute, the Restated Certificate of Incorporation or these By-Laws.  In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary or an Assistant Secretary, may adjourn such meeting to another time and place until the quorum is had.  Notice of any adjourned meeting need not be given.  At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9.  Organization and Order of Business.  At each meeting of the Board of Directors, the Chairman of the Board, or in his absence the President, or in his absence, a member of the Board of Directors selected by the directors in attendance, shall act as Chairman of the meeting.  The Secretary, or in his absence, an Assistant Secretary, or any person appointed by the Chairman of the meeting, shall act as Secretary of the meeting and keep the minutes thereof.  The order of business at all meetings of the directors shall be as determined by the Chairman of the meeting.

Section 10.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or committee.

Section 11.  Conference Telephone.  Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

Section 12.  Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of three (3) or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation which the Board of Directors may lawfully delegate, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Meetings of committees may be called by the committee chairman, if any, or as provided in Section 5 of this Article III.  Notice of such meetings shall be given to each member of the committee in the manner set forth in Section 6 of this Article III.  Notice of any such meeting need not be given to any committee member who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting prior to or at its commencement, the lack of notice to him.  A notice or waiver of notice of any regular or special meeting of any committee need not state the purposes of such meeting.  A majority of any committee may determine its action, unless the Board of Directors shall otherwise provide.  Each committee shall keep written minutes of its formal proceedings and shall report such proceedings to the Board.  All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that third parties shall not be prejudiced by such revision or alteration.  The Board of Directors shall have power at any time to fill vacancies in, to change the membership, duties or authority of, or to dissolve any such committee.

Section 13.  Resignations.  Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary.  Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 14.  Removal.  Except as otherwise provided in the Restated Certificate of Incorporation or in these By-Laws, any director may be removed at any time, at a special meeting of the stockholders called and held for the purpose, but, for so long as the Board of Directors is classified, only for cause, by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors; and the vacancy in the Board caused by any such removal shall be filled as the Restated Certificate of Incorporation provides.

Section 15.  Vacancies.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, in accordance with the Restated Certificate of Incorporation.

Section 16.  Compensation.  The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity and no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS

Section 1.  Number and Qualification.  The officers of the Corporation shall be elected by the Board of Directors.  The officers shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and a Controller.  The Board of Directors may also elect a Vice Chairman of the Board, and one or more Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, and the Board of Directors may designate any Vice President as an Executive Vice President, a Senior Vice President or a Group Vice President.  The Board of Directors may also designate from such officers (i) a Chief Executive Officer who shall have general supervision and authority over the business and affairs of the Corporation subject to the control of the Board of Directors, (ii) a Chief Operating Officer who shall have general supervision and authority over the operations of the Corporation subject to the control of the Chief Executive Officer, if that designation has been made, and subject to the control of the Board of Directors, or (iii) both a Chief Executive Officer and a Chief Operating Officer.  The Chairman of the Board, the Vice Chairman of the Board and the President shall be chosen from among the directors, but no other officer need be a director.  Any two or more offices may be held by the same person.

Section 2.  Election and Term.  The officers of the Corporation shall be chosen annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of stockholders or as soon thereafter as is conveniently possible.  Officers may also be elected from time to time at any other meeting of the Board of Directors to fill vacancies and otherwise.  Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall continue in office until his successor shall have been duly elected and qualified or until his earlier resignation or removal.

Section 3.  Other Officers and Agents.  The Board of Directors or the Chairman of the Board, or in his absence or disability, the President, may appoint such other officers and agents, each of whom shall hold office for such period, have such authority and perform such duties as are provided for in these By-Laws, or as the Board of Directors or Chairman of the Board, or the President, may from time to time determine.

Section 4.  Resignation.  Any officer may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation.  Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Removal.  Any officer or agent may be removed, either with or without cause, at any time by the vote of the majority of the whole Board of Directors.  Any subordinate officer or agent appointed in accordance with the provisions of Section 3 of this Article IV may be removed, either with or without cause, by a vote of the majority of the whole Board of Directors or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the Chairman of the Board or the President.

Section 6.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for the regular election or appointment to such office.

Section 7.  Compensation.  The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by such officers or a committee of the Board of Directors to which the Board of Directors has delegated such authority.  An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

Section 8.  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.  He shall perform such duties with such authority as may be prescribed from time to time by the Board of Directors.

Section 9.  President.  The President shall be responsible to the Chief Executive Officer and shall perform such duties with such authority as may be prescribed in these By-Laws and from time to time by the Board of Directors and the Chief Executive Officer.

Section 10.  Vice Presidents.  Each Vice President shall have such powers and shall perform such duties as shall from time to time be prescribed by the Board and as shall from time to time be assigned to him by the Chairman of the Board or the President.

Section 11.  Secretary.  The Secretary shall give or cause to be given all required notices of meetings of stockholders and of the Board of Directors, shall record all of the proceedings and act as custodian of the minutes of all such meetings, shall have charge of the corporate seal and the corporate minute books, and shall make such reports and perform such other duties as may be assigned from time to time by the Board of Directors, the Chairman of the Board, or the President.  The Secretary shall keep in safe custody the seal of the Corporation and the Secretary or any Assistant

Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any Assistant Secretary.  The Assistant Secretaries, or any of them, shall perform such of the duties of the Secretary as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the President, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 12.  Treasurer.  The Treasurer shall have custody of all moneys and securities of the Corporation, shall have responsibility for disbursement of the funds of the Corporation, shall make payment of the just demands on the Corporation, shall invest surplus cash of the Corporation and manage its investment portfolio under the direction of the Board of Directors, and shall render to the Board of Directors an account of all transactions of the Corporation and of the financial condition of the Corporation as may be required of him.  The Treasurer shall also perform such other duties as may be assigned to him from time to time by the Board of Directors, the Chairman of the Board, the President or by the Chief Financial Officer.  The Assistant Treasurers, or any of them, shall perform such of the duties of the Treasurer as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 13.  Controller.  The Controller shall provide and maintain a system of accounts and accounting records of the Corporation, shall provide and administer a system of internal financial controls, and shall present such financial statements to the Board of Directors as may be required.  The Controller shall also perform such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board, the President or by the Chief Financial Officer.  The Assistant Controllers, or any of them, shall perform such of the duties of the Controller as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer, or the Controller, and in the absence of the Controller or in the event of his disability or refusal to act, shall perform the duties of the Controller, and when so acting shall have all the powers of and be subject to all the restrictions upon the Controller.

ARTICLE V

INDEMNIFICATION

Section 1.  Right to Indemnification.  Every person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware in the manner prescribed therein, from time to time, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith.  Similar indemnification may be provided by the Corporation to an employee or agent of the Corporation who was or is a party or is threatened to be made a party to or is involved in any such threatened, pending or completed action, suit or proceeding, by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee, or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise, including any employee benefit plan.

Section 2.  Other Indemnification.  The rights of indemnification conferred by this Article shall not be exclusive of any other rights which such directors, officers, employees or agents may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this Article.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 1.  Stock Certificates.  Each holder of stock in the Corporation shall be entitled to have a numbered certificate in such form as shall be approved by the Board of Directors, certifying the number of shares owned by him and signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed).  Any or all the signatures on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 2.  Transfer of Stock.  Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power with reasonable assurances given that such endorsement is genuine and that all taxes thereon have been paid.  Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder or record liable for calls and assessments, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

Section 3.  Lost Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, or which shall have been mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his legal representative, to give the Corporation a bond, limited or unlimited, in such sum and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine is sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of a new certificate.  Anything herein to the contrary notwithstanding, the Board of Directors in its absolute discretion may refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Delaware.

Section 4.  Rules and Regulations.  The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, the Restated Certificate of Incorporation or the laws of the State of Delaware, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation.  The Board of Directors may appoint, or authorize any officer or officers of the Corporation to appoint, one or more independent transfer agents and one or more independent registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5.  Record Date.  In order to determine the stockholders entitled to notice and to vote at any meeting of stockholders or adjournment thereof, or to express consent to corporate action in writing without a meeting, or  entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall elect to fix a record date for the adjourned meeting.

ARTICLE VII

GENERAL PROVISIONS

Section 1.  Contracts and Other Instruments.  The Chairman of the Board, the Vice Chairman of the Board, the President, the Chief Operating Officer, the Chief Financial Officer, any Senior Executive Vice President, any Executive Vice President and any Senior Vice President may enter into any contract or execute and deliver any instrument in the name of the Corporation and on behalf of the Corporation except as in these By-Laws or by resolution otherwise provided.  The Board of Directors, except as in these By-Laws otherwise provided, may authorize any other officer or officers, agent or agents of the Corporation, to enter into any contract or execute and deliver any instrument in the name of the Corporation and on behalf of the Corporation, and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors, no such other officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2.  Loans.  No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless, and on such terms as shall be, authorized by the Board of Directors.

Section 3.  Disbursements.  All checks, drafts, demands for money, notes or other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by any officer or officers or person or persons authorized by the Board of Directors to make such designations.  Facsimile signatures may be authorized in any such case where authorized by the Board of Directors.

Section 4.  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation under such conditions and in such banks or other depositories as the Board of Directors may designate, or as may be designated by any officer or officers, agent or agents of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors.  For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation as the Board of Directors may determine by resolution.

Section 5.  Voting Securities of Other Corporations.  Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President or any person either may designate, shall have full power and authority on behalf of the Corporation, in person or by proxy, to attend and to act and to vote at any meeting of the security holders of any other corporation in which this Corporation may hold securities, and at any such meeting he or his proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which as the owner thereof the Corporation might have possessed and exercised if present.  The Board of Directors, by resolution from time to time, may confer like powers upon any other person or persons.

Section 6.  Corporate Seal.  The Board of Directors shall provide a corporate seal, which shall be in the form of a circle, and which shall bear the words and figures:

ECOLAB INC.

CORPORATE SEAL

1924

DELAWARE

Section 7.  Fiscal Year.  The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.  Gender.  Whenever used in these By-Laws, words in the masculine gender shall include the feminine gender.

ARTICLE VIII

AMENDMENTS

Except as otherwise provided in the Restated Certificate of Incorporation or these By-Laws, the Board of Directors may from time to time, by vote of a majority of its members, alter, amend or rescind all or any of these By-Laws as permitted, by law, subject to the power of the stockholders to change or repeal such By-Laws.